Exhibit 99.1

TTM Technologies, Inc., Q1’19	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

TTM Technologies, Inc. Reports Fiscal First Quarter 2019 Results

COSTA MESA, CA – May 1, 2019 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components manufacturer, today reported results for the first quarter of fiscal 2019, which ended on April 1, 2019.

First Quarter 2019 Highlights

-	Net sales were $620.2 million

-	GAAP net income was a loss of $3.3 million, or ($0.03) per share

-	Non-GAAP net income was $16.4 million, or $0.16 per diluted share, inclusive of $0.03 of foreign exchange losses

-	Cash flow from operations of $36.9 million

-	Repaid $30 million of our Term Loan B

First Quarter 2019 Financial Results

Net sales for the first quarter of 2019 were $620.2 million, compared to $663.6 million in the first quarter of 2018 and $711.0 million in the fourth quarter of 2018.

GAAP operating income for the first quarter of 2019 was $17.5 million, compared to $30.0 million in the first quarter of 2018 and $42.8 million in the fourth quarter of 2018.

GAAP net income for the first quarter of 2019 was a loss of $3.3 million, or ($0.03) per share. This compares to income of $10.1 million, or $0.09 per diluted share, in the first quarter of 2018 and $52.5 million, or $0.42 per diluted share, in the fourth quarter of 2018.

On a non-GAAP basis, net income for the first quarter of 2019 was $16.4 million, or $0.16 per diluted share. This compares to non-GAAP net income of $28.0 million, or $0.26 per diluted share, for the first quarter of 2018 and $55.0 million, or $0.52 per diluted share, in the fourth quarter of 2018.

Adjusted EBITDA for the first quarter of 2019 was $78.5 million, or 12.7 percent of net sales, compared to adjusted EBITDA of $83.2 million, or 12.5 percent of net sales, for the first quarter of 2018 and $117.4 million, or 16.5 percent of net sales, for the fourth quarter of 2018.

“For the first quarter, TTM generated good cash flow and delivered earnings within the previously guided range, despite weakness in some of our commercial end markets,” said Tom Edman, CEO of TTM. “We were pleased to see solid year over year growth from the aerospace and defense end market that partially offset weakness in our cellular and automotive end markets. We expect softness in the commercial markets to continue in Q2 and plan to address this challenge with the same discipline we have demonstrated in the past. At the same time, we will continue to be focused on cash flow generation and our strategic goals of diversification and differentiation.”

Business Outlook

For the second quarter of 2019 TTM estimates that revenue will be in the range of $610 million to $650 million, and non-GAAP net income will be in the range of $0.15 to $0.21 per diluted share.

TTM Technologies, Inc., Q1’19	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss first quarter 2019 results and second quarter 2019 outlook on Wednesday, May 1, 2019, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-667-5617 or international 334-323-0509 (ID 2910354). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions as well as a global designer and manufacturer of RF and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect such measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per

TTM Technologies, Inc., Q1’19	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to such measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	First Quarter		Fourth Quarter
	2019	2018	2018
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$620,200	$663,582	$710,955
Cost of goods sold	531,515	574,904	588,323

Gross profit	88,685	88,678	122,632

Operating expenses:
Selling and marketing	18,901	17,628	18,533
General and administrative	35,023	34,127	39,615
Amortization of definite-lived intangibles	16,826	5,861	17,722
Restructuring charges	445	1,061	3,962

Total operating expenses	71,195	58,677	79,832

Operating income	17,490	30,001	42,800
Interest expense	(21,688)	(13,747)	(22,533)
Other, net	(530)	(1,107)	2,357

Income (loss) before income taxes	(4,728)	15,147	22,624
Income tax (provision) / benefit	1,476	(5,050)	29,858

Net income (loss)	$(3,252)	$10,097	$52,482

Earnings per share:
Basic	$(0.03)	$0.10	$0.51
Diluted	$(0.03)	$0.09	$0.42
Weighted-average shares used in computing per share amounts:
Basic	104,315	102,508	103,683
Diluted	104,315	107,517	131,533
Reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share:
Net income			$52,482
Add back items: interest expense, net of tax			3,030

Adjusted net income			$55,512

Weighted-average shares outstanding			103,683
Dilutive effect of convertible debt			25,939
Dilutive effect of warrants			—
Dilutive effect of performance-based stock units, restricted stock units & stock options			1,911

Diluted shares			131,533

Earnings per share:
Basic			$0.51
Diluted			$0.42

SELECTED BALANCE SHEET DATA
	April 1, 2019	December 31, 2018
Cash and cash equivalents, including restricted cash	$235,219	$256,360
Accounts and notes receivable, net	516,828	523,165
Contract assets	263,073	287,741
Inventories	114,800	109,377
Total current assets	1,169,549	1,206,914
Property, plant and equipment, net	1,037,696	1,052,024
Operating lease right of use asset	21,631	—
Other non-current assets	1,185,409	1,198,565
Total assets	3,414,285	3,457,503
Short-term debt, including current portion of long-term debt	$—	$30,000
Accounts payable	424,291	431,288
Total current liabilities	607,732	673,214
Debt, net of discount	1,466,010	1,462,425
Total long-term liabilities	1,579,694	1,557,202
Total equity	1,226,859	1,227,087
Total liabilities and equity	3,414,285	3,457,503

SUPPLEMENTAL DATA
	First Quarter		Fourth Quarter
	2019	2018	2018
Gross margin	14.3%	13.4%	17.2%
Operating margin	2.8%	4.5%	6.0%
End Market Breakdown:
	First Quarter		Fourth Quarter
	2019	2018	2018
Aerospace/Defense	27%	19%	23%
Automotive	17%	21%	16%
Cellular Phone	7%	16%	14%
Computing/Storage/Peripherals	13%	13%	13%
Medical/Industrial/Instrumentation	15%	15%	14%
Networking/Communications	18%	15%	18%
Other	3%	1%	2%

Stock-based Compensation:
	First Quarter		Fourth Quarter
	2019	2018	2018
Amount included in:
Cost of goods sold	$705	$529	$766
Selling and marketing	466	374	525
General and administrative	2,755	2,719	4,442

Total stock-based compensation expense	$3,926	$3,622	$5,733

Operating Segment Data:
	First Quarter		Fourth Quarter
Net sales:	2019	2018	2018
PCB	$571,804	$619,329	$655,706
E-M Solutions	51,378	47,151	57,473
Corporate	—	—	—

Total sales	623,182	666,480	713,179
Inter-segment sales	(2,982)	(2,898)	(2,224)

Total net sales	$620,200	$663,582	$710,955

Operating segment income:
PCB	$58,542	$63,464	$87,201
E-M Solutions	1,179	40	3,364
Corporate	(24,226)	(27,642)	(28,863)

Total operating segment income	35,495	35,862	61,702
Amortization of definite-lived intangibles	(18,005)	(5,861)	(18,902)

Total operating income	17,490	30,001	42,800
Total other expense	(22,218)	(14,854)	(20,176)

Income (loss) before income taxes	$(4,728)	$15,147	$22,624

RECONCILIATIONS[1]
	First Quarter		Fourth Quarter
	2019	2018	2018
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$88,685	$88,678	$122,632
Add back item:
Amortization of definite-lived intangibles	1,179	—	1,180
Stock-based compensation	705	529	766

Non-GAAP gross profit	$90,569	$89,207	$124,578

Non-GAAP gross margin	14.6%	13.4%	17.5%

Non-GAAP operating income reconciliation[3]:
GAAP operating income	$17,490	$30,001	$42,800
Add back items:
Amortization of definite-lived intangibles	18,005	5,861	18,902
Stock-based compensation	3,926	3,622	5,733
Restructuring, acquisition-related, and other charges	1,103	5,034	6,104

Non-GAAP operating income	$40,524	$44,518	$73,539

Non-GAAP operating margin	6.5%	6.7%	10.3%

Non-GAAP net income and EPS reconciliation[4]:
GAAP net income (loss)	$(3,252)	$10,097	$52,482
Add back items:
Amortization of definite-lived intangibles	18,005	5,861	18,902
Stock-based compensation	3,926	3,622	5,733
Non-cash interest expense	3,868	3,054	4,384
(Gain) on sale of Viasource	(3,071)	—	—
Restructuring, acquisition-related, and other charges	1,103	5,263	6,104
Income taxes[5]	(4,150)	108	(32,614)

Non-GAAP net income	$16,429	$28,005	$54,991

Non-GAAP earnings per diluted share	$0.16	$0.26	$0.52

Non-GAAP diluted number of shares[6]:
Diluted shares	105,614	107,517	131,533
Dilutive effect of convertible debt	—	—	(25,939)

Non-GAAP diluted number of shares	105,614	107,517	105,594

Adjusted EBITDA reconciliation[7]:
GAAP net income (loss)	$(3,252)	$10,097	$52,482
Add back items:
Income tax provision (benefit)	(1,476)	5,050	(29,858)
Interest expense	21,688	13,747	22,533
Amortization of definite-lived intangibles	18,005	5,861	18,902
Depreciation expense	41,602	39,775	41,543
Stock-based compensation	3,926	3,622	5,733

(Gain) on sale of Viasource	(3,071)	—	—
Restructuring, acquisition-related, and other charges	1,103	5,034	6,104

Adjusted EBITDA	$78,525	$83,186	$117,439

Adjusted EBITDA margin	12.7%	12.5%	16.5%

Free cash flow reconciliation:
Operating cash flow	36,924	(14,261)	151,768
Capital expenditures, net	(28,446)	(42,139)	(33,671)

Free cash flow	$8,478	$(56,400)	$118,097

1    This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations

2    Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, stock-based compensation expense and inventory markup

3    Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, restructuring and other charges

4    This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, inventory markup, acquisition-related costs, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations

5    Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

6    Non-GAAP diluted number of shares used in computing non-GAAP earnings per share excludes the dilutive effect of convertible debt.

7    Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.